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                                                                      EXHIBIT 21



                             BRE PROPERTIES, INC.
                        SUBSIDIARIES OF THE REGISTRANT


     Name                                    State of Jurisdiction
     ----                                    ---------------------

Wholly owned subsidiaries:
     BRE Hacienda del Rio, Inc.                      Delaware
     BRE Fountain Plaza, Inc.                        Delaware
     BRE Camino Seco, Inc.                           Delaware
     BRE Colonia del Rio, Inc.                       Delaware
     BRE Springhill, Inc.                            Delaware
     BRE Oracle Village Inc.                         Delaware
     BRE Builders, Inc.                              Delaware
     Alliance Property Management Company, Inc.      Delaware
     Pinnacle at Bothell, LLC                        Delaware
     BRE Pinnacle at Bothell, LLC                    Delaware
     Pinnacle at Blue Ravine                         Delaware
     BRE Pinnacle at Blue Ravine                     Delaware

Other subsidiaries:
     BRE Property Investors LLC                      Delaware
     Cambridge Park LLC                              California
     BRE/Alliance Services, Inc                      Maryland
     BRE Properties of Colorado, LLC                 Delaware
     Pinnacle at Queen Creek, LLC                    Delaware

Indirect Subsidiaries:
     ITCR Villa Verde Limited Partnership            Texas
     Palm Shadows LLC                                California
     Riverview LLC                                   California
     Vallejo Highlands Associates L.P.               California
     Vallejo Somerset L.P.                           Texas
     Woodlake Holdings LLC                           Arizona